UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 9, 2003

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

The following exhibit is filed herewith:

99.1	Press Release dated July 9, 2003.

Item 12.     Results of Operations and Financial Condition.

NCR Corporation (the “Company”) is furnishing the following information as required under Item 12 “Results of Operations and Financial Condition” of Form 8-K. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

On July 9, 2003, NCR issued a press release announcing its expected second-quarter 2003 earnings per share and revenue amounts. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: July 9, 2003	By:	/S/ EARL SHANKS

Earl Shanks Senior Vice President and Chief Financial Officer

Index to Exhibit

Exhibit No.	Description
99.1	Press Release dated July 9, 2003.